UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14A-101)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☐	Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

VERSO CORPORATION
(Name of Registrant as Specified In Its Charter)

BillerudKorsnas AB
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:
	(4)	Date Filed:

The following is an excerpt of BillerudKorsnäs AB’s (“BillerudKorsnäs”) financial report for the fourth quarter of 2021:

BillerudKorsnäs has entered into a hedging position related to the announced acquisition of Verso. The hedging position is contingent on the acquisition being completed. The market value of the hedging position at 31 December 2021 was SEK -78 million, and is accounted for as a non-current other liability and in Other comprehensive Income.

* * *

Additional Information and Where to Find It

In connection with the proposed transaction, on January 20, 2022, Verso filed with the SEC a preliminary proxy statement, and will file with the SEC and furnish to its stockholders a definitive proxy statement on Schedule 14A and accompanying WHITE proxy card, as well as other relevant documents regarding the proposed transaction. Promptly after filing its definitive proxy statement with the SEC, Verso will mail its definitive proxy statement and a proxy card to Verso's stockholders entitled to vote at a special meeting relating to the proposed transaction, seeking their approval of the respective merger-related proposals. The preliminary proxy statement and the definitive proxy statement (when it becomes available) will contain important information about the proposed transaction and related matters. STOCKHOLDERS AND SECURITY HOLDERS OF VERSO ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT VERSO OR BILLERUDKORSNÄS WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT VERSO, THE TRANSACTION AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT THAT HOLDERS OF VERSO'S SECURITIES SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING VOTING. This document is not a substitute for the preliminary proxy statement and the definitive proxy statement (when it becomes available) or for any other document that Verso or BillerudKorsnäs may file with the SEC and send to Verso’s stockholders in connection with the proposed transaction. The proposed transaction will be submitted to Verso’s stockholders for their consideration.

Investors and security holders may obtain copies of these documents and any other documents filed with or furnished to the SEC by Verso or BillerudKorsnäs free of charge through the website maintained by the SEC at www.sec.gov, or on Verso’s investor website, https://investor.versoco.com/.

Participants in the Solicitation

BillerudKorsnäs and its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction under the rules of the SEC. Information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the preliminary proxy statement and the definitive proxy statement (when it becomes available) and other relevant materials to be filed with the SEC regarding the proposed transaction when they become available. Investors should read the preliminary proxy statement and the definitive proxy statement (when it becomes available) carefully before making any voting or investment decisions. You may obtain free copies of these documents from Verso or BillerudKorsnäs using the sources indicated above.